SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)  Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

a.               On May 21, 2014 Central Valley Community Bancorp held its Annual Meeting of Shareholders.

b.              The final results of voting for each matter submitted to a vote of shareholders at the meeting were as follows:

·                  Elected Directors of the Company to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and qualified.

·                  In the election for directors, no candidates were nominated for election as a director other than the nominees of the Board of Directors whose names were set forth in the Company’s proxy statement dated April 11, 2014.  Set forth below is a tabulation of the votes cast in the election of Directors with respect to each nominee for office:

Director	Votes Cast for Election	Withheld	Broker Non-Votes
Sidney B. Cox	7,590,979	64,241	1,280,746
Daniel N. Cunningham	7,586,989	68,231	1,280,746
Edwin S. Darden, Jr.	7,566,376	88,844	1,280,746
Daniel J. Doyle	7,584,031	71,189	1,280,746
Frank T. ("Tommy") Elliott, IV	7,229,924	425,296	1,280,746
Steven D. McDonald	7,589,915	65,305	1,280,746
Louis McMurray	7,587,870	67,350	1,280,746
William S. Smittcamp	7,587,499	67,721	1,280,746
Joseph B. Weirick	7,589,590	65,630	1,280,746

·                  The ratification of the appointment of Crowe Horwath LLP for the 2014 fiscal year as the Company’s independent registered public accounting firm.  The appointment was ratified by the following votes:

For	Against	Abstain
8,876,934	54,385	4,647

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: May 22, 2014	By:	/s/ David A. Kinross
	Name:	David A. Kinross, Senior Vice President and Chief
	Title:	Financial Officer (Principal Accounting Officer)

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